Exhibit 10.2

PROMISSORY NoTE

Principal Amount: $300,000.00	____, 2023 (the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned Imperalis Holding Corp., a Nevada corporation with an address at 1421 McCarthy Blvd., Milpitas, CA 95035 (hereinafter sometimes called the “Maker”) promises to pay, on or before July 6, 2023 (the “Maturity Date”), to FAR Holdings International, LLC, a Delaware limited liability company with an address at 502 Carnegie Center, Suite 104, Princeton, NJ 08540, or its assigns (hereinafter called the “Lender”), the sum of Three Hundred Thousand Dollars and No Cents ($300,000.00) (the “Principal Amount”) or any portion then outstanding at the Maturity Date, with principal payable as set forth below. Capitalized terms used herein not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement by and between the Maker and the Lender, dated as of the Issuance Date (“Purchase Agreement”).

The Maker shall pay to the Lender as a reduction of the Principal Amount, One Hundred Thousand Dollars and No Cents ($100,000.00) on each of May 6, 2023, June 6, 2023 and the Maturity Date. Amounts due under this Note may be prepaid at any time without penalty.

This promissory note (this “Note”) shall not accrue any interest, as the Note was issued with an original issuance discount of Fifty Thousand Dollars and No Cents ($50,000.00).

If any repayment to be made hereunder shall not be paid within five (5) Business Days after the same shall be due, then without limiting the Lender’s rights by reason of such default (an “Event of Default”), the Maker shall pay the Lender a default fee of three percent (3%) of the amount not repaid that led to such Event of Default. All grace periods provided in this Note shall run concurrently.

This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Lender surrendering the same. No service charge will be made for such registration of transfer or exchange.

This Note has been issued subject to certain investment representations of the original Lender set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Maker for transfer of this Note, the Maker and any agent of the Maker may treat the Person in whose name this Note is duly registered on the Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Lender of any payment after acceleration of the Maturity Date shall not be deemed a waiver of such acceleration of the Maturity Date. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The Lender need not enter payments of principal upon this Note but may maintain a record thereof on a separate ledger maintained by the Lender.

This Note may be tendered as payment by the Lender for any securities issued by the Maker.

The word “holder” as used in this Note, shall mean the payee or endorsee of the Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Note, and the other provisions of this Note shall remain in full force and effect, and shall be construed in favor of holder. Subject to the foregoing provisions of this paragraph, it is the express intention of Maker and holder to conform strictly to any applicable usury laws. Accordingly, all agreements between Maker and holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the Maturity Date of this Note or otherwise, shall the amount paid or agreed to be paid to Lender or the holder of this Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to holder for the use, forbearance or detention of the money loaned pursuant to this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

This Note shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, in the case of Maker, or acceptance, in the case of Lender, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements. This Note shall be deemed an unconditional obligation of Maker for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Maker by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Maker are parties or which Maker delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Maker’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

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IN WITNESS WHEREOF, the Maker has duly executed this Note as a sealed instrument as of the date and year first above written.

IMPERALIS HOLDING CORP.

By:
Name:	Amos Kohn
Title:	Chief Executive Officer

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